EXHIBIT 11


                             COMPUTATION OF SHARES
                               USED IN COMPUTING
                          DILUTED EARNINGS PER SHARE



                                                          Year Ended December 31,
                                                      1998        1997         1996
                                             ------------------------------------------------

Diluted:

Weighted Average Shares Outstanding               81,915,000    78,014,000   76,490,000
Common Stock Equivalents                           2,854,000     2,278,000    1,579,000
                                             ------------------------------------------------

Shares Used                                       84,769,000    80,292,000   78,069,000
                                             ================================================

Note: Above information has been restated to recognize a 3-for-2 stock split effective May 29, 1998.

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